U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Mondial Ventures, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

(480) 948-6581

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Stout Law Group, PA

201 International Circle, Suite 230

Hunt Valley, MD 21030

(410) 429-7076

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

1311
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: September 27, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Mondial Ventures, Inc.

750,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the public offering of securities of Mondial Ventures, Inc., a Nevada corporation. We are offering 750,000,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.02 per share (the “Offered Shares”) by the Company. This Offering will terminate on six months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 100,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 9 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarkets Pink Open Market under the stock symbol “MNVN.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.02	$15,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.02	$15,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $23,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.02 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Mondial Ventures, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Mondial Ventures, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Mondial Ventures, Inc. (the “Company,” “we,” “us,” “our,” or “MNVN”) was incorporated on May 29, 2002 (Date of Incorporation) under the laws of the State of Nevada, as Bassline Productions, Inc. On March 21, 2014, the Company amended its articles of incorporation and changed its name to Reve Technologies, Inc. We invest in, develop and market emerging hardware, mobile and web applications.

The Company originally incorporated in the State of Nevada on May 29, 2002, under the name Bassline Productions, Inc. The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock. The Company was formed to assist in the travel arrangements of educational and other institutional organizations interested in performing at festivals and competitions in the areas of musical and drama performance.

On July 25, 2011, the Company’s Registration Statement on Form S-1 became effective for the amount of $50,000 less offering costs of $4,939 of which offering was completed. Due to inadequate financing, the Company was unable to gain a foothold. Management changed their focus in 2013 to developing mobile based hardware and software based products.

On August 30, 2011, the Company affected a ten (10) for one (1) forward stock split whereby, for every one share of common stock then owned, each shareholder received ten shares of common stock.

On February 7, 2013, the Company entered into an exchange agreement to purchase 100% of the outstanding shares of Match Trade, Inc. in exchange for 30,000 common shares of Bassline stock. A material condition of the acquisition, production of audited financial statements, has not been provided by Matchtrade. On June 13, 2013, the Company postponed the closing of the merger with Match Trade, Inc. Match Trade, Inc. was required to deliver audited financial statements and footnotes to the Company and Match Trade, Inc. has not been able to deliver that yet. No stock has been issued associated with the Acquisition. No postponement penalties have been incurred by the Company.

On March 7, 2013, we entered into an exchange agreement to purchase 100% of the outstanding shares of On The Curb, LLC in exchange for 10,000 common shares of Bassline stock. A material condition of the acquisition, production of audited financial statements, has not been provided by OTC therefore the closing of the Acquisition. On June 18, 2013, the Company postponed the closing of the merger with On The Curb, LLC. On The Curb, LLC was required to deliver audited financial statements and footnotes to the Company and On The Curb, LLC. has not been able to deliver that yet. No stock has been issued associated with the acquisition. No postponement penalties have been incurred by the Company.

In October 2013, the Company began developing Kinderkall, a phone watch for kids with simple user interface, WishBin.com as a website with browser plug-in to facilitate gift giving and getting., and other technologies considered to be potentially viable.

In November 2013. the Company began developing Reminisce Android mobile app as a way to discover photos on the phone’s lock screen.

On March 21, 2014, the Company filed an amendment to our articles of incorporation to change our name to Reve Technologies, Inc. The Company continued focus on its efforts to invest in development and to market emerging hardware, mobile and web applications.

On September 23, 2014, the Company completed the assignment of the assets of MatchTrade, Inc. and OnTheCurb, LLC.

On July 17, 2015. the Company entered into a purchase and sale agreement with Tamio Stehrenberger the Company’s then President, CEO and CFO, for consideration with terms that included the return of Reminence, including, but not limited to, its related code, copyrights, domains, IP accounts, user information, and any other attendant applications specific to Reminence and Match Trade, including, but not limited to, its related code, copyrights, domains, IP accounts, user information, and any other attendant applications specific to Match Trade.

On July 19, 2015, the Company purchased 20,115,000 shares of Common Stock from Taanen, LP, our majority shareholder. On that same date, Mr. Tamio Stehrenberger resigned his position as the sole officer and director of the Company. On this same date, Mr. Stehrenberger appointed Mr. David Forster as the President, CEO, CFO, Secretary, Treasurer and Director of the Company.

On July 20, 2015, David Forster assigned his rights, interests, and title to Hush Chat to the Company in exchange for one million (1,000,000) shares of Reve Technologies, Inc. Series B Voting Preferred Stock resulting in a change of control.

On July 20, 2015, Mr. Forster purchased twenty-two million (22,000,000) shares of common stock of the Company, resulting in the beneficial ownership of the majority of the issued and outstanding common shares of the Company.

August 4, 2015, a Certificate of Designation for 1,000,000 shares of the Company’s Series B Voting Preferred Stock became effective. Each share of Series B Voting Preferred Stock is equal to and counted as 1,000 times the vote of all of the shares of the Corporation (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On August 7, 2015, the Company increased its authorized common stock, par value $0.001 per share, to 1,000,000,000 from 100,000 and maintained its 10,000,000, par value $0.001 per share of its authorized preferred stock.

On November 1, 2015, Mr. Dennis Alexander was appointed as Chairman, Chief Executive Offer and Director, and Ms. Joanne M. Sylvanus as Chief Financial Officer, Secretary and Director due to the resignation of Mr. David Forster as the Company’s sole officer and director. In consideration for the appointments and for services Mr. Alexander and Ms. Sylvanus will provide the Company, each received     500,000 of Series B Voting Preferred Stock which render Mr. Alexander and Ms. Sylvanus in control of the Company.

On November 1, 2015, the Company embarked on establishing a new Capital Purchase Division to provide short term capital purchase agreements to fill a need across the diversified financial market sectors.

On December 29, 2015, the Company increased its authorized common stock, par value $0.001 per share, to 4,990,000,000 from 1,000,000,000 and maintained its 10,000,000, par value $0.001 per share of its authorized preferred stock.

On April 19, 2016, the Company determined that certain management and operational activities related to development of the Capital Purchase Division have been suspended at the present time due to the inability to raise the capital funding needed for both proof of test and building current or ongoing operations. This potential divisional operation will be reviewed for its potential in the future.

On April 19, 2016, the Company and certain preferred shareholders of the Registrant entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Canteck Pharma, Inc., a Nevada corporation (“Canteck” or “CKPH”) and certain majority shareholders of CKPH. Canteck has developed and has patented technology (US8,067,531B2) and also known as Irreversible Pepsin Fraction (“IPF”). IPF is a therapeutic platform technology that can be used to facilitate a broad range of applications. It is free from neurological, gastrointestinal, and hematological side effects. IPF has not shown to be subject to viral resistance and is cost effective.

On April 19, 2016, the Company issued 667,000 shares of Series B Voting Preferred Stock to Canteck Pharma, Inc. representing 66.7% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock, resulting in a change of control.

On May 27, 2016, Reve Technologies, Inc. (the “Registrant” or “Corporation”) an entity originally organized under the Laws of the State of Nevada on May 29, 2002 received notice from the Nevada Secretary of State that it had filed Foreign Profit Corporation Articles of Continuance effective May 27, 2016 whereby the Registrant changed its corporate domicile from the State of Nevada to the State of Nevada.

On May 27, 2016, the Company increased its authorized common stock, par value $0.001 per share, to Unlimited from 4,990,000,000 and maintained its 10,000,000, par value $0.001 per share of its authorized preferred stock.

On May 27, 2016, the Company changed its name to Cantech Holding, Inc. and its principal address to 109 E. 17th Street, Suite 80, Cheyenne, Nevada 82001.

On August 16, 2017, the Company filed a Form 15 certification and notice of termination of registration under Section 12(g) of the Securities Exchange Act of 1934 or suspension of duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Effective October 9, 2017, the PSA Agreement with Canteck Pharma, inc. was rescinded do inability to proceed with the license for Mexico that previously had focused on its immunotherapeutic based technology specific to Cancer indication.

The Company as of 2021 to date is working on pursuing and recently completion of merger acquisition candidate negotiations while working to bring the Company current.

On or about February 1, 2021, the Company changed its principal address to 6564 Smoke Tree Lane, Scottsdale, Arizona 85254.

Company.

On July 15, 2021, the Company submitted a name change to the State of Nevada, that will result in the Company being known as Bassline Productions, Inc. as soon as processed.

Our fiscal year-end date is December 31.

Our mailing address is 6564 Smoke Tree Lane, Scottsdale, AZ 85253. Our telephone number is (480) 948-6581, and our email address is info@mondialoilventures.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarkets Pink Open Market Sheets under the symbol “MNVN”.

THE OFFERING

Issuer:	Mondial Ventures, Inc.

Securities offered:	A maximum of 750,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.02 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	2,055,025,753 shares issued and outstanding as of June 30, 2021

Number of shares of Common Stock to be outstanding after the offering	2,805,025,753 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.02

Maximum offering amount:	750,000,000 shares at $0.02 per share, or $15,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “MNVN.”

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $14,977,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

RISK FACTORS

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, potential customers, potential suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to a range of factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company had no revenues and has incurred net losses from operations for the years ended December 31, 2020 and December, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

Risks Relating to the Company and Its Business

The Company Has A History of Losses

The Company has suffered losses since its inception and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, urban farming, and water filtration industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

If we are not able to sell our produce to customers or acquire land to build our Foundation Farms, then our business will not be able to grow.

We may not be able to raise sufficient capital to acquire land to build for our Foundation Farms, develop our Foundation Farms, expand production capacity, or market our organic produce and plants effectively. If we are not able to sell our o or complete the construction of our Foundation Farms and grow our organic produce and related products in order to sell them to customers, we may not be able to generate sales, and as a result, we may never become profitable and our business prospects will suffer.

We may not be able to successfully compete against companies with substantially greater resources.

The industries (organic produce & water filtration) in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Technological change and competition may render our potential products obsolete.

The water purification industry continues to undergo rapid change, competition is intense, and we expect it to continually increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

We may fail to appropriately assess the suitability of our Foundation Farms vertical farming system in a particular space.

We plan to build our indoor vertical growing facilities near to areas that we believe will have large interest in purchasing our organic produce and related products. Although we plan to assess the particular space to assess the location and its benefits, there is no guarantee that we will be able to choose a beneficial location. Furthermore, although we plan to build our indoor vertical farming system to comply with applicable local and federal regulations including but not limited to building safety, electrical safety and security guidelines, there is no guarantee that we will be able to do so. As a result, our brand image may be harmed, and our business and results of operations may suffer.

Our results of operations could be adversely affected as a result of asset impairments.

Our results of operations and financial condition could be adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the outstanding convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We face significant competition for our Foundation Farms in the organic farming industry.

The organic farming industry is highly competitive, and we compete with a number of other companies that provide organic produce to the consumer already. Our ability to compete successfully in the case of our Foundation Farms and our vertical farming systems and to manage our planned growth will depend primarily upon the following factors:

●maintaining continuity in our management and key personnel;

●ability to react to competitive product and pricing pressures;

●the strength of our brand;

●increasing the productivity of our future sales employees;

●effectively marketing and selling our organic produce;

●acquiring new customers for our organic produce;

●ability to maintain our equipment;

●developing and improving our operational, financial and management controls;

●developing and improving our information reporting systems and procedures; and

●the design and functionality of our vertical farming systems.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our solutions, loss of market share or reduction of operating profits.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

We will face substantial competition in marketing our Water Filtration Units.

We will experience competition from a large number of more established firms in the market for water purification systems. Many of these companies are much larger and have substantially greater financial resources than us. In addition, our potential competitors in many cases already have customers to which they have sold water purification systems and these systems have an operating track record, in contrast to our water filtration units which are a relatively new production the market.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts has federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●whether the Company can obtain sufficient capital to sustain and grow its business

●our ability to manage the Company’s growth

●whether the Company can manage relationships with key vendors and advertisers

●demand for the Company’s products and services

●the timing and costs of new and existing marketing and promotional efforts

●competition

●the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

●the overall strength and stability of domestic and international economies

●consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company’s inception, but has recently operated at a profit. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “MNVN.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to unlimited shares of common stock. We have issued and outstanding, as of June 30, 2021 2,055,025,753 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Because directors and officers currently and for the foreseeable future will continue to control Mondial Ventures, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Mondial Ventures, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Mondial Ventures, Inc., beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS

Statements Regarding Forward-looking Statements

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $14,977,000. We will use these net proceeds for the following:

Shares Offered (% Sold)	750,000,000 Shares Sold (100%)	562,500,000 Shares Sold (75%)	500,000,000 Shares Sold (50%)	250,000,000 Shares Sold (25%)
Gross Offering Proceeds	$15,000,000	$11,250,000	$7,500,000	$3,750,000
Total Offering Expenses	23,000	23,000	23,000	23,000
Total Net Offering Proceeds	14,977,000	11,227,000	7,477,000	3,725,000
Principal Uses of Net Proceeds
General & Administrative	3,000,000	2,250,000	1,500,000	750,000
Acquisition of Oil and Gas Properties	11,977,000	8,977,000	5,977,000	2,975,000
Total Principal Uses of Net Proceeds	14,977,000	11,227,000	7,477,000	3,725,000
Amount Unallocated	-0-	-0-	-0-	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 87% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $(3,890,599), based on the number of Shares of Common Stock of 2,055,025,753 issued and outstanding. as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.0027) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $.00002 per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0032 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.00005 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $23,000):

Percentage of shares offered that are sold	100%		75%	50%	25%
Price to the public charged for each share in this offering		$0.02	$0.02	$0.02	$0.02
Historical net tangible book value per share as of June 30, 2021 (1)						)
Increase in net tangible book value per share attributable to new investors in this offering (2)
Net tangible book value per share, after this offering
Dilution per share to new investors	$

(1)	Based on net tangible book value as of June 30, 2021 of $_________________ and 2,055,025,753 outstanding shares of Common stock as of June 30, 2021.

(2)	After deducting estimated offering expenses of $23,000.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

●the information set forth in this Offering Circular and otherwise available;

●our history and prospects and the history of and prospects for the industry in which we compete;

●our past and present financial performance;

●our prospects for future earnings and the present state of our development;

●the general condition of the securities markets at the time of this Offering;

●the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

The Six Months Ended June 30, 2021 and 2020

Net Revenues

For the six Months Ended June 30, 2021 and 2020, our business had total sales of $0 and $0.

Net Loss

For the six Months Ended June 30, 2021 and 2020, our business had total net loss of $67,606.

Management Compensation

For the six Months Ended June 30, 2021 and 2020, our business had management compensation of $0 and $0 respectively.

General and Administrative Expenses

For the six Months Ended June 30, 2021 and 2020, our business had general and administrative expenses of $0 and $0, respectively.

Interest Expense

For the six Months Ended June 30, 2021 and 2020, our business had interest expenses of $67,606.

Years Ended December 31, 2020 and 2019

Net Revenues

For the years ended December 31, 2020 and 2019, our business had total sales of $0 and $0, respectively.

Net Loss

For the years ended December 31, 2020 and 2019, our business had total net loss of $$67,06 and $68,188 respectively.

Management Compensation

For the years ended December 31, 2020 and 2019, our business had management compensation of $0 and $0, respectively.

General and Administrative Expenses

For the years ended December 31, 2020 and 2019, our business had general and administrative expenses of $0 and $0, respectively.

Interest Expense

For the years ended December 31, 2020 and 2019, our business had interest expenses of $67,606 and $68,188, respectively.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2020, the Company has incurred a net loss of $67,606 and used cash in operations of $0. The stockholders’ deficit and accumulated deficit was $, $862,052 and $2,274,673, respectively, at June 30, 2021. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our water filtration systems, and operating our subsidiary Foundation Farms and selling the produce therefrom.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Goodwill Impairment

We are required to assess our goodwill for impairment at least annually for each reporting unit that carries goodwill. We may elect to first do a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is in excess of its carrying value. If the qualitative assessment concludes that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment is performed. If the fair value is determined to be less than its carrying value, we record goodwill impairment equal to the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only an exit / termination report, rather than annual and quarterly reports.

In either case, we will be subject to public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Summary

Company Overview and Plan of Operation

Overview

The Company was incorporated in the state of Nevada May 29, 2002 as Mondial Ventures, Inc.

In December 2003, the Company owned a 100% interest, subject to a 2% net smelter returns royalty, in four mineral claims located in the Namaimo Mining Division of British Columbia.

Effective December 1, 2010, the Company increased its authorized common shares to 250,000,000 with a par value of $0.001, and authorized shares of blank check preferred stock, par value $0.001 per share.

On December 15, 2010 the claims related to the 100% interest owned in the British Columbia mineral claims expired.

On December 30, 2010, the Company completed a merger with Legacy Athletic Apparel, LLC, a Virginia limited liability company (Legacy) in a Merger Agreement dated December 14, 2010, by and between the Company and Legacy.  Pursuant to the Plan of Merger, Legacy merged into the Company, with the Company being the surviving entity (“the Merger”).  The transaction was accounted for using the purchase method of accounting.

On July 31, 2012, the Company purchased oil and gas assets and interests in the J.B. Tubb Leasehold Estate from EGPI Firecreek, Inc. The Company issued 14,000,000 shares of common stock to EGPI Firecreek, Inc. and the assumption of debt for 37.5% working interest and corresponding 28.125% net revenue interest in the oil and gas interests and pro rata oil and gas revenue and reserves in the North 40 plus additional right agreement for the South 40 of the J.B. Tubb Leasehold Estate, and for all depths below the surface to 8,500 ft. Also included are all related assets, fixtures, equipment, three well heads and three well bores.

On October 30, 2012 the Company entered into a Definitive Short Form Agreement with EGPI Firecreek, Inc. for development of 240 acre leases, reserves, three wells and equipment located in Callahan, Steven and Shackelford Counties, West Central Texas, which includes but is not limited to continuing negotiations to buy out 50% partner interests, due diligence, evaluation and preparation including an initial 3-D Seismic study reserve studies and roll over leases if necessary.  The agreement is non-binding and the parties intend to finalize the agreement by executing a Definitive Long Form Agreement in the future.  The parties had until November 6, 2012 to finalize this agreement but did not do so by that date.  Both parties are still interested in pursuing this transaction in the future.

Effective August 21, 2013, the Company increased its authorized common shares to 490,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

Effective October 2, 2013, the Company increased its authorized common shares to 1,490,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

Effective on January 31, 2014, the Company effected a one (1) for fifteen hundred (1,500) reverse stock split whereby, as of the record date, for every fifteen hundred shares of common stock then owned, each shareholder received one share of common stock.  All share amounts throughout this report have been retroactively adjusted for all periods to reflect this stock-split.

On January 27, 2014, the Company executed an Omnibus Agreement with EGPI, TWL Investments LLC (“TWL”), and Thomas J. Richards (“TJR”) whereby EGPI delivered an Assignment and Bill of Sale (the “Assignment and Bill of Sale Agreement”) for transfer of i) an additional 12.5% Working Interest and corresponding 9.375% Net Revenue Interest in the North 40 acres of the J.B. Tubb Leasehold Estate/Amoco Crawar field and oil and gas interests, including all related assets, fixtures, equipment, three well heads, three well bores, and pro rata oil & gas revenue and reserves for all depths below the surface to at least 8500 ft. ii) 12.5% Working Interest and 9.375% corresponding Net Revenue Interest in the Highland Production Company No. 2 well-bore located in the South 40 acres of the J.B. Tubb Leasehold Estate/Amoco Crawar field, oil and gas interests, pro rata oil & gas revenues and reserves with depth of ownership 4700 ft. to 4900 ft in well bore and 3800 ft. to 4000 ft in well bore, and iii) interest in the Participation Agreement (Turnkey Drilling, Re Entry, and Multiple Wells) granting certain rights in and to interests for additional development in the J.B. Tubb Leasehold Estate.  In consideration for the additional working interest, the Company assumed $550,000 debt from EGPI.  The Assignment and Bill of Sale was retroactively effective on January 1, 2014.

Effective on January 1, 2014, the Company delivered an Assignment and Bill of Sale agreement to Shale Corp. for transfer of its entire 50% of working interest and corresponding 37.50% net revenue interest in the North 40 acres of the J.B. Tubb Leasehold Estate.  In consideration, the Company received cash payment, liabilities to be assumed by Shale corp., and 47 million of Shale Corp's common stock.  Based on the 47 million common stock ownership, the Company became 67.14% owner of Shale Corp.

On March 25, 2014, Boomerang Oil, Inc. (formerly 0922327 B.C. Ltd.) entered into acquisition agreement with Shale Corp to acquire all issued and outstanding Shale Corp shares.  Pursuant to the acquisition agreement, Boomerang issued 70,000,000 of its common stock to acquire all of Shale Corp's issued and outstanding shares on a 1 to 1 basis.  Subsequent to the share exchange, Shale Corp became Boomerang's wholly owned subsidiary.  Immediately after the share exchange, Shale Corp amalgamated with Boomerang's wholly owned subsidiary 2301840 Ontario, Inc. to form a new subsidiary subsequently named as 1913564 Ontario, Inc.  As a result of the share exchange, the Company, which owned 47 million of Shale Corp immediately prior to the share exchanges, became 66.17% owner of the consolidated entity of Boomerang Oil, Inc. and 1913564 Ontario, Inc.

Effective August 19, 2015, the Company increased its authorized common shares to 4,990,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

ADD AFTER 2015

Plan of Operation

The Company is currently seeking funding for operations. There can be no assurance that additional financing with be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company will not be able to fund its operations. Such inability to fund operations will have a materially adverse effect on the Company’s business, results of operations and financial conditions. The current fees of the Company are being paid by the President of the Company.  The Company is currently seeking a partner for reverse merger opportunity.

Governmental Regulation and Certification

We are not aware of any governmental regulations or approvals for any of our products or services.

Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 6564 Smoke Tree Lane, Scottsdale, AZ 85253. Our telephone number is (480) 948-6581.

Employees

Other than our Officers and Directors we have no full-time employees of our business or operations who are employed at will by Mondial Ventures, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

At this time we do not have a policy requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. We have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our non-disclosure agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December, 2020, the Mondial Ventures, Inc. had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December, 2020:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Dennis Alexander	Chief Executive Officer, Chairman	67	November 1, 2015	20
Joanne M. Sylvanus	Director	90	November 1,2015	20

Dennis Alexander, Chief Executive Officer, Chairman of the Board of Directors.  Mr. Alexander presently serves as the Chairman, CEO and or Director of public and private companies involved in merger, acquisition and restructuring activities that include technology, oil and gas drilling development. In addition, he is consulting a financial build out in the Biofuels sector with proprietary new green technologies. He is skilled in many areas of corporate business affairs. Through the years 1994-95, served as a founder and a Director of a publicly held mortgage company. Mr. Alexander negotiated, structured and completed an acquisition with nearly 800 million in gross loan production for Americas First Financial Services with activities over 7 States. In 1991 Mr. Alexander’s actions in part was responsible for and instrumental in bringing the first true video-on-demand and its 33 patented systems to the public. Over a period of 25 years, Mr. Alexander built one of his privately held media communications companies into a full scale muti-media Production Company and became listed on small cap NASDAQ.

Joanne M. Sylvanus, Director.  Ms. Sylvanus has served as a Director, and Chief Financial Officer of the Company since July 31, 2012 and Secretary and Treasurer since November 7, 2012. She has been engaged by EGPI Firecreek, Inc. (“EGPI”) and its wholly owned subsidiary Energy Producers, Inc. (“EPI”) which is in the business of oil and natural gas exploration, production, and development as an accounting and tax consultant since December 1999 and May 21, 1999 respectively. She is the owner and sole proprietor of J.M. Sylvanus Accounting, since May 1974, which prepares Corporate, Partnership, Trust, and Estate Tax Returns, acts as Conservator and Trustee for Estates and Trusts, and provides consulting on Financial and Tax matters. She held a Certified Public Accounting certificate from the State of Arizona from October 1972 until May 1996 when she formally retired her certificate. Over the years from 1974 until May 1996, she was the owner and sole proprietor of J.M. Sylvanus CPA which conducted certified audits for not-for-profit organizations, broker dealers, and mortgage bankers; provided tax planning and tax preparation services for business, trusts, and individuals, designed and installed business accounting systems, and sub-contracted those services with the Small Business Administration and Arizona Research Bureau. Ms. Sylvanus taught accounting at Phoenix College from 1974 through 1985. She graduated from Cleveland State University in 1970 with a B.A. in Accounting and a minor in Economics. She has served on the Board of The American Society of Women Accountants, Phoenix Chapter, for eight years in every Board position except Secretary.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named Executive Officers paid by us during the year ended December 31, 2020, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Dennis Alexander, Chief Executive Officer, Chief Financial Officer, Chairman	2020	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Joanne Sylvanus, Director	2020	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 2 members. Dennis Alexander and Joanne Sylvanus do not qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Dennis Alexander, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Dennis Alexander collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Dennis Alexander, unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, except for the following there is no transaction involving the Company, in which the amount involved exceeds the lesser of $50,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None.

Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Review, Approval or Ratification of Transactions with Related Parties

We have planned to adopt a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $50,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $50,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Mondial Ventures, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Mondial Ventures, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Mondial Ventures, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; and

None of Mondial Ventures, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 30, 2021 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 230,118,278 shares of common stock deemed to be outstanding as of June 30, 2021.

Name of Officer/Director and Control Person	Affiliation with Company	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding
Dennis Alexander	Chief Executive Officer, Chief Financial Officer, Chairman		Common Stock		%
			Series C Preferred		50%
Joanne Sylvanus	Director		Common Stock		%
			Series C Preferred	50%

Series C preferred stock: The Preferred C stock has a par value of $0.001 and no stated dividend rate and is non-participatory. The Series C (i) has voting rights for each share of Series C Preferred Stock shall have 31,500 votes on the election of directors of the Company and for all other purposes, and (ii) has no right to convert to common shares of the Company.

DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue unlimited shares of common stock with a par value of $0.001 per share (the “Common Stock”) and [Authorized Preferred] shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”), of which 10,000 such shares have been designated as Series B Preferred Stock.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by the Nevada Revised Statutes or the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any Series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such Series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such Series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such Series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

Series B Preferred Stock.

Series C Preferred Stock

There are 2,000,000 shares of Series C Preferred Stock authorized.  Effective January, 2014, by majority consent of the Board of Directors, the Company approved the issuances of 100,000 Shares of its Series C preferred stock, par value $0.001 per share, (50,000 issued to Global Media Network USA, Inc. and 50,000 issued to Joanne Sylvanus in consideration of services rendered, including for and as incentive to continue to assist and provide services to the Company or its subsidiaries.

(Note 1): Series C preferred stock: The Preferred C stock has a nominal value of $.001 and no stated dividend rate and is non-participatory. The Series C has liquidation preference over common stock. Effective January 14, 2014 i) Voting Rights for each share of Series C Preferred Stock shall have 31,500 votes on the election of directors of the Company and for all other purposes, and, ii) regarding Conversion to Common Shares, Series C have no right to convert to common or any other series of authorized shares of the Company. We have only used a nominal par value for our listed valuation which is subject to further adjustment.

(i) Issuances are approved, subject to such persons being entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable. Unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common and or preferred stock beneficially owned.

(ii) All of the financing proceeds (see also Note 1) in the immediately preceding table was used as listed in the table above primarily in consideration of bonus for services rendered and or in exchange for accrued services rendered to the Company and/or one or more of its subsidiaries, and incentive.

(1)

* Global Media Network USA, Inc. is 100% owned by Dennis R. Alexander who provides day to day operational services and business consulting services to the Company, and is a shareholder, Chairman, director, and an officer of the Company.

(2)	**Joanne M. Sylvanus, for business and consulting, accounting, and advisory services; Mrs. Sylvanus is a shareholder, a director, and CFO and Secretary of the Company.

(iii) Each share of Series C preferred stock shall have 31,500 votes on the election of our directors and for all other purposes.

(iv) The shares of Series C preferred stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

Series C preferred stock: The Preferred C stock has a par value of $0.001 and no stated dividend rate and is non-participatory. The Series C (i) has voting rights for each share of Series C Preferred Stock shall have 31,500 votes on the election of directors of the Company and for all other purposes, and (ii) has no right to convert to common shares of the Company.

During the nine months ended September 30, 2014, the Company issued 100,000 Series C preferred stock for services rendered.  The value assigned to this issuance is $22,000 based on an estimate of the fair market value on the issuance date. The holders of Series C preferred stock represent a controlling voting interest in the Company. As a result, a determination of the control premium was determined to estimate the value of the shares. The control premium is based on publicly traded companies or comparable entities which have been recently acquired in arm’s length transactions. The Company performed the valuation with the assistance of a valuations expert.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

Mondial Ventures, Inc. (“Mondial Ventures,” “We,” or the “Company”) is offering up to $15,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., whose address is 200 Memorial Pkwy, Atlantic Heights, NJ 07716, telephone number (732) 872-2727, and email info@oldemonmouth.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Matheau J. W. Stout, Esq. of Hunt Valley, MD.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through their combined beneficial ownership of 43,755,932 shares of Common Stock, and 22,000 shares of Series B Preferred Stock, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $1,000 for the purchase of 100,000 Shares (the ‘Minimum Subscription’).

A subscription for 1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Olde Monmouth Stock Transfer Co., Inc. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation as Amended

2.2	Bylaws

3.1

3.2	Subscription Agreement

6.0

6.1

6.2

6.3

6.4

6.5

6.6

11.1	Consent of Matheau J. W. Stout, Esq. (included in Exhibit 12.1)

12.1	Opinion of Matheau J. W. Stout, Esq.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on September 27, 2021.

(Exact name of issuer as specified in its charter):	Mondial Ventures, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dennis Alexander
Dennis Alexander, Chief Executive Officer (Principal Executive Officer).

(Date): September 27, 2021

/s/ Dennis Alexander
Dennis Alexander, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): September 27, 2021

SIGNATURES OF DIRECTORS:

/s/ Dennis Alexander	September 27, 2021
Dennis Alexander, Director	Date

/s/ Joanne M. Sylvanus	September 27, 2021
Joanne M. Sylvanus, Director	Date

MONDIAL VENTURES, INC.

Master Index to Financial Statements

(Unaudited)

Page
Financial Statements:

Condensed Consolidated Balance Sheets at June 30, 2021 and December 31, 2020	F-2 – F-3

Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2021 and 2020	F-4

Condensed Consolidated Statements of Stockholders’ Deficit for the three and six months ended June 30, 2021 and 2020	F-5

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2021 and 2020	F-6

Notes to Condensed Consolidated Financial Statements	F-7 - F-20

Jun 30, 21
ASSETS
Current Assets
Checking/Savings
1000 · Banks
1005 · Escrow - J.Proper	50.00
1006 · Capital One	46,910.00
Total 1000 · Banks	46,960.00
Total Checking/Savings	46,960.00
Accounts Receivable
1200 · Accounts Receivable
1202 · Acct,Rec, - EGPI	596,356.07
1241 · Allowance for bad debt	-596,356.07
Total 1200 · Accounts Receivable	0.00
Total Accounts Receivable	0.00
Total Current Assets	46,960.00
Other Assets
1910 · Stock Investments
1911 · Boomerang	832,209.70
1910 · Stock Investments - Other	-832,209.70
Total 1910 · Stock Investments	0.00
Total Other Assets	0.00
TOTAL ASSETS	46,960.00
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2000 · Accounts Payable	119,853.19
Total Accounts Payable	119,853.19
Other Current Liabilities
2013 · Accrued Services	-33,653.83
2014 · Accrued rents	44,895.00
2016 · SEC Penalty	5,000.00
2018 · Accrued Interest	827,990.53
2020 · Due to Shareholders
2021 · L/P DRA	7,549.22
Total 2020 · Due to Shareholders	7,549.22
2050 · Derivative Liabilities	1,050,699.81
2100 · Loans Pay.-Related parties
2023 · L/P J.M. Sylvanus	2,550.00
2103 · Loan Pay.-Brian	1,532.00
2104 · Loan Pay-DRA	2,765.04
2105 · Loan-GMNI	17,700.00
Total 2100 · Loans Pay.-Related parties	24,547.04
2110 · N/P - Related Parties
2111 · N/P - D.R. Alexander	126,425.00
2112 · N/P - J.M. Sylvanus	48,500.00
Total 2110 · N/P - Related Parties	174,925.00
2200 · Notes Payable
2201 · N/P - Ospery Capital	20,000.00
2203 · N/P- Brice Scheschuk	100,000.00
2205 · N/P Continental Equities	17,870.00
2210 · N/P-Scheschuk #2 4/1/13	22,000.00
2211 · N/P Ghiona	15,000.00
2212 · N/P-WHC Capital	30,000.00
2213 · N/P-David Roff-4/18/13	25,000.00
2214 · N/P-JMJ Financial	50,635.00
2217 · N/P WHC #2	15,086.00
2219 · N/P-Hanover Holdings	3,550.00
2220 · N/P-Phero Capital	11,300.00
2224 · N/P- L.G. Capital Fund. #2	34,500.00
2225 · JSJInvestment	25,000.00
2226 · N/P WHC 33	25,000.00
2227 · N/P - Asher #5	15,995.00
2231 · N/P-Asher #6	22,500.00
2232 · Tidepool Investments #4	10,000.00
2234 · N/P-TidePool #1	9,375.00
2235 · N/P Tide Pool #2	12,500.00
2236 · N/P Tide Pool #3	7,500.00
2237 · N/P - IBC Funds	18,710.67
2238 · N/P - Jeff Proper	-18,500.00
2239 · N/P Beaufort Capital5/12/14	30,000.00
2240 · N/P Revolution Cap.	70,000.00
2241 · N/P Redwood #1	44,000.00
2242 · N/P Redwood #2	101,082.64
2250 · Notes Pay.-Prior	75,250.00
2251 · N/P Success Oil	240,981.48
2252 · N/P - Beaufort #2(TWL)	43,244.00
2254 · KBM Worldwide	8,000.00

2258 · N/P-Jeff Proper	18,500.00
Total 2200 · Notes Payable	1,104,079.79
2400 · Debt Discount
2409 · Debt Disc. Derivative	10,890.78
Total 2400 · Debt Discount	10,890.78
Total Other Current Liabilities	3,216,923.34
Total Current Liabilities	3,336,776.53
Total Liabilities	3,336,776.53
Equity
30100 · Capital Stock	2,005,436.84
32000 · Retained Earnings	###########
3501 · Additional Paid in Capital	6,463,531.04
3504 · Preferred Stock Series C	100.00
Net Income	819,892.08
Total Equity	-3,289,816.53
TOTAL LIABILITIES & EQUITY	46,960.00

Jan - Jun 21
Ordinary Income/Expense
Expense
6200 · Legal and Accounting
6283 · Legal	1,500.00
Total 6200 · Legal and Accounting	1,500.00
6300 · Office Expenses
6301 · Bank Charges	150.00
Total 6300 · Office Expenses	150.00
6470 · Professional Fees
6473 · Other Prof. Fees	11,700.00
Total 6470 · Professional Fees	11,700.00
6630 · SEC/Stock Maintenance
6631 · SEC- Edgar Filings	1,935.00
6633 · Stock transfer agent	1,005.00
Total 6630 · SEC/Stock Maintenance	2,940.00
Total Expense	16,290.00
Net Ordinary Income	(16,290.00)
Other Income/Expense
Other Expense
8051 · Interest Expense	70,696.97
8126 · Forgiveness of Debt	(906,879.05)
Total Other Expense	(836,182.08)
Net Other Income	(836,182.08)
Net Income	819,892.08

			Mondial Ventures, Inc.
			Statement of Shareholder's Equity
			For the Six Months Ended June 3, 2021

	Preferred	Series C	Capital	Capital Stock	Additional Paid	Accumulated
	Series C	Amount	Stock	Amount	In Capital	Deficit	Totals
December 31,2020	100,000	$100	2,025,554,989	$1,976,026	$6,392,942	($12,578,776)	($4,209,708)

Sale of stock			29,471,764	29,411	70,589		100000
Net income						819,892	819,892

30-Jun-21	100,000	$100	2,055,25,753	$2,005,437	$6,483,531	(11,758,884)	($3,289,816)

MONDIAL VENTURES, INC.
CASH FLOW
JUNE 31, 2021

Six Months Ended Year Ended June 30, December 31 2021 2020
		2019
Cash flows from operating activities
Net income $ 819,862	$ (241,847)	$ (241,847)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Increase (decrease in accounts payable (9,400)	2,400	2,400
Increase (decrease) in accrued expenses (2,530) Increase (decrease) in notes payable (860,852)	97,962	97,962
Net cash used in operating activities (873,082)	100,362	100,362

   Cash flows from financing activities

           Cash provided from borrowing                                                                                      100,000                                                          141,585

Increase (decrease) in cash and cash equivalents 46,810	100 -

Cash and cash equivalents at beginning of period $ 150	5050

Cash and cash equivalents at end of period $ 46,960	$ 150 50

Supplemental disclosure of cash flow information:
Interest paid in cash $ - $	$--
Income taxes paid in cash $ - $	$--

(The accompanying notes are an integral part of these financial statements.)

BASIS OF PRESENTATION AND ORGANIZATION

The Company was incorporated in the state of Nevada May 29, 2002 as Mondial Ventures, Inc.

In December 2003, the Company owned a 100% interest, subject to a 2% net smelter returns royalty, in four mineral claims located in the Namaimo Mining Division of British Columbia.

Effective December 1, 2010, the Company increased its authorized common shares to 250,000,000 with a par value of $0.001, and authorized shares of blank check preferred stock, par value $0.001 per share.

On December 15, 2010 the claims related to the 100% interest owned in the British Columbia mineral claims expired.

On December 30, 2010, the Company completed a merger with Legacy Athletic Apparel, LLC, a Virginia limited liability company (Legacy) in a Merger Agreement dated December 14, 2010, by and between the Company and Legacy.  Pursuant to the Plan of Merger, Legacy merged into the Company, with the Company being the surviving entity (“the Merger”).  The transaction was accounted for using the purchase method of accounting.

On July 31, 2012, the Company purchased oil and gas assets and interests in the J.B. Tubb Leasehold Estate from EGPI Firecreek, Inc. The Company issued 14,000,000 shares of common stock to EGPI Firecreek, Inc. and the assumption of debt for 37.5% working interest and corresponding 28.125% net revenue interest in the oil and gas interests and pro rata oil and gas revenue and reserves in the North 40 plus additional right agreement for the South 40 of the J.B. Tubb Leasehold Estate, and for all depths below the surface to 8,500 ft. Also included are all related assets, fixtures, equipment, three well heads and three well bores.

On October 30, 2012 the Company entered into a Definitive Short Form Agreement with EGPI Firecreek, Inc. for development of 240 acre leases, reserves, three wells and equipment located in Callahan, Steven and Shackelford Counties, West Central Texas, which includes but is not limited to continuing negotiations to buy out 50% partner interests, due diligence, evaluation and preparation including an initial 3-D Seismic study reserve studies and roll over leases if necessary.  The agreement is non-binding and the parties intend to finalize the agreement by executing a Definitive Long Form Agreement in the future.  The parties had until November 6, 2012 to finalize this agreement but did not do so by that date.  Both parties are still interested in pursuing this transaction in the future.

Effective August 21, 2013, the Company increased its authorized common shares to 490,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

Effective October 2, 2013, the Company increased its authorized common shares to 1,490,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

On January 14, 2014, the Board of Directors, pursuant to its authority to create and establish provisions for new classes of preferred stock, approved the Certificate of Designations establishing a new Series C Preferred Stock and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Nevada on July 13, 2014 and effective as of January 14, 2014.  Some of the material terms for the new shares of Series C Preferred Stock include i) the number of shares constituting Series C preferred stock shall be two million (2,000,000) shares out of the total ten million preferred shares authorized by the Corporation, ii) the Series C preferred shall have a par value of $0.001 per share and shall be designated as "Series C Preferred Stock”, iii) each share of Series C preferred stock shall have 31,500 votes on the election of our Directors and for all other purposes, iv) each share of Series C preferred stock shall be strictly limited and not to be available for transfer or re sale unless authorized by a majority of a quorum of the Board of Directors in accordance with the Company’s

Bylaws. For the full summary of the rights, powers and preferences of the Series C preferred shares please see information set forth in the Certificate of Designations attached on Exhibit 3.1 of an 8-K, Item 5.03, filed on January 15, 2014, incorporated herein by reference.

On January 27, 2014, the Company executed an Omnibus Agreement with EGPI, TWL Investments aLLC (“TWL”), and Thomas J. Richards (“TJR”) whereby EGPI delivered an Assignment and Bill of Sale (the “Assignment and Bill of Sale Agreement”) for transfer of i) an additional 12.5% Working Interest and corresponding 9.375% Net Revenue Interest in the North 40 acres of the J.B. Tubb Leasehold Estate/Amoco Crawar field and oil and gas interests, including all related assets, fixtures, equipment, three well heads, three well bores, and pro rata oil & gas revenue and reserves for all depths below the surface to at least 8500 ft. ii) 12.5% Working Interest and 9.375% corresponding Net Revenue Interest in the Highland Production Company No. 2 well-bore located in the South 40 acres of the J.B. Tubb Leasehold Estate/Amoco Crawar field, oil and gas interests, pro rata oil & gas revenues and reserves with depth of ownership 4700 ft. to 4900 ft in well bore and 3800 ft. to 4000 ft in well bore, and iii) interest in the Participation Agreement (Turnkey Drilling, Re Entry, and Multiple Wells) granting certain rights in and to interests for additional development in the J.B. Tubb Leasehold Estate.  In consideration for the additional working interest, the Company assumed $550,000 debt from EGPI.  The Assignment and Bill of Sale was retroactively effective on January 1, 2014.

On January 30, 2014 the Company reported in its Current Report on Form 8-K that the Financial Institution Regulatory Authority (FINRA) approved our Reverse Stock Split which became effective on Friday, January 31, 2014 (the “Effective Date”). On the Effective Date every fifteen hundred shares of the Company's common stock issued and outstanding was automatically combined into one issued and outstanding share of common stock. The financial statements were then restated such that the outstanding shares as if the reverse stock split on a 1:1,500 basis were effective at the period ended December 31, 2013. The new CUSIP number for the corporate action is 60921T205.

Effective on January 1, 2014, the Company delivered an Assignment and Bill of Sale agreement to Shale Corp. for transfer of its entire 50% of working interest and corresponding 37.50% net revenue interest in the North 40 acres of the J.B. Tubb Leasehold Estate.  In consideration, the Company received cash payment, liabilities to be assumed by Shale corp., and 47 million of Shale Corp's common stock.  Based on the 47 million common stock ownership, the Company became 67.14% owner of Shale Corp.

On March 25, 2014, Boomerang Oil, Inc. (formerly 0922327 B.C. Ltd.) entered into acquisition agreement with Shale Corp to acquire all issued and outstanding Shale Corp shares.  Pursuant to the acquisition agreement, Boomerang issued 70,000,000 of its common stock to acquire all of Shale Corp's issued and outstanding shares on a 1 to 1 basis.  Subsequent to the share exchange, Shale Corp became Boomerang's wholly owned subsidiary.  Immediately after the share exchange, Shale Corp amalgamated with Boomerang's wholly owned subsidiary 2301840 Ontario, Inc. to form a new subsidiary subsequently named as 1913564 Ontario, Inc.  As a result of the share exchange, the Company, which owned 47 million of Shale Corp immediately prior to the share exchanges, became 66.17% owner of the consolidated entity of Boomerang Oil, Inc. and 1913564 Ontario, Inc.

On June 11, 2015 the Company and certain preferred shareholders entered into an Agreement and Plan of Merger with EZTicket Live, Inc., a Nevada corporation and certain majority shareholders of EZTicket. EZTicket is an online ticketing system that offers a simple solution to event ticketing, using innovative point-of-sale software. The Merger Agreement sets forth its then plan to merge into a wholly-owned subsidiary of the Company and thus become a wholly-owned subsidiary of the Company. The closing of the Merger Agreement terms were then conditioned on the completion of several corporate actions, including the consolidation of outstanding debt of the Company, the filing of all required annual and quarterly filings, the payment of certain debts of the Company.

On July 15, 2015, the Company extended the termination date, to accommodate the terms of closing, regarding the June 11, 2015 entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On August 19, 2015, the Company increased its authorized common shares to 4,990,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

On September 30, 2015, the Company extended the termination date, to accommodate the terms of closing, regarding the June 11, 2015 entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On December 1, 2015, the Company extended the termination date, to accommodate the terms of closing, regarding the June 11, 2015 entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On January 12, 2016, the Company’s majority owned subsidiary Boomerang Oil, Inc. (“BOI”) and management then acting on behalf of BOI filed an application for Issuance of Management Cease Trade Order Ontario Securities Commission a formal application for a management cease trade order (MCTO) in connection with the Company’s anticipated failure to file its audited financials and accompanying management disclosure and analysis for the year ended September 30, 2015. The application was accepted granting 60 day extension therefrom however BOI failed to bring its filings current and received a Cease Trading Order (”CTO”) from the Canadian Securities Exchange with also subsequently effected its dual listing on Frankfurt Exchange.

On February 19, 2016, the Company extended the termination date to April 30, 2016, to accommodate the terms of closing, regarding the June 11, 2015, entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On May 1, 2016, and for approximately two years thereafter the Company and EZTicket Live, Inc., worked in good faith together extending the termination date to accommodate the terms of closing, regarding the June 11, 2015, entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On December 15, 2016, the Company entered into an Expense/Revenue Share Agreement between Solutions 001 Management Corp. Inc., Mondial Ventures Inc and EZ TicketLive LLC. The purpose was to provide up to $400,000 initial finance to assist the Companys Agreement and Plan of Merger with EZTicket Live, Inc. and its proposed growth needs and operations.

In approximately August of 2017 the principal offices of the Company moved to 5423 E. Piping Rock Road, Scottsdale, Arizona 85254.

On September 19, 2017, the Company filed a certification and notice of termination of registration under Section 12(G) of the Securities Exchange Act of 1934 or suspension of duty to file reports under Sections 13 and 15(D) or the Securities Exchange Act of 1934.

On September 26, 2018, the Company or its nominee along with its majority owned subsidiary BOI entered into a Business Agreement with CS/9, Inc. a Province of Ontario Canadian based financial advisory services company. This was for the purpose of providing a loan to BOI in the amount of CDN $100,000.00 to have its CTO lifted. Part of the terms of the agreement included return of the Company or its nominee

(Global Media Network USA, Inc. acting as nominee as of April 17, 2021) majority owned shares held in BOI to the BOI treasury by its transfer agent when required and then canceled. The benefits to the Company would through this Business Agreement ultimately has led to a beneficial reduction and extinguishment of Company debt in the amount of (860,772) see subsequent events.

On October 24, 2018, the Company domesticated in Texas via filing Articles of Merger where DFWMA, Inc. (Survivor) merged with Mondial Ventures, Inc. the Company, with the surviving Company changing its name to Mondial Ventures, Inc. The Company at the time of merger and thereafter at its next annual meeting appointed and confirmed two officers and directors, both related parties, Dennis R Alexander, Chairman, Director, CEO, President, and Joanne M. Sylvanus, Director, Chief Financial Officer, Secretary and Treasurer.

In approximately late 2018 and 2019 due to nonperformance and further confirmed later notification received that the CEO of EZTicket Live, Inc. had passed, the Company concluded and deemed necessary the Agreement terminated in accordance with Article 7 and Section 7.3 thereunder, of the Agreement and Plan of Merger dated June 11, 2015, between the Company and EZTicket Live, Inc., a Nevada corporation and certain majority shareholders of EZTicket. The Company also acknowledged termination and or abandonment of the December 16, 2016, Expense/Revenue Share Agreement between Solutions 001 Management Corp. Inc., Mondial Ventures Inc and EZ TicketLive LLC.

On April 1, 2021 the Company as one party entered into a debt cancellation agreement with aTWL Investments, LLC., Thomas Richards, a natural person and Larry Trapp a natural person which effectively cancels and extinguished eight hundred sixty thousand seven hundred seventy-two dollars ($860,772) dollars in total debt off the Company’s consolidated books which will reduce the Company’s current liability debts in 2021.

On May 1, 2021, the Company entered into an Advisory Service Agreement with Infinity Global Consulting Group, Inc. Some of the material terms include: $10,000 for one-time expenses, set up costs and first month’s retainer, and $5,000 per month, due every 30 days for the remaining eleven months of the contract. The contract has roll over provisions for additional term(s) unless 30 days written Note 1notice by the company is given.

On June 1, 2021, the Company entered into new month-to-month consulting agreements with i) Global Media Network USA, Inc. which provides the services of Dennis R Alexander, CEO, and ii) Joanne M. Sylvanus CFO, Secretary and Treasurer at the rates initially of $6,000 and $2,000 per month plus expenses to be approved in writing, respectively, and further to be reviewed quarterly for expected cost increases and adjustments.

Note 1:  Financial Statements

The accompanying financial statements of Mondial Ventures, Inc for June 30, 2021 and December 31, 2020 have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The accompanying financial statements have not been audited or reviewed.

In the opinion of management, the financial statements include all known adjustments (which consist primarily of the financial position as of the balance sheet dates and the results of operations for the years then ended, and cumulative from inception.

Note 2:  Fair Value of Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, advances to suppliers, accounts payable and accrued expenses, line of credit, notes maturity for these instruments.

Note 3;  Cash Equivalents

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

Note 4:Property and Equipment

Property and equipment are recorded at historical cost. Major additions and renewals are capitalized and depreciated over their estimated useful lives. The Company uses the straight-line method of depreciation. The estimated useful lives for significant property and equipment categories are as follows:

Office and computer equipment3-7 years Machinery and equipment5-10 years

Note 5 Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. During the periods ended June 30, 2021 and December 31, 2209, the assets of Mondial were fully depreciated as no longer using the assets .

Note 6:  Loss Per Common Share

Basic net loss per share is calculated based on the weighted-average number of common shares outstanding. Diluted net loss per share is calculated using the weighted-average number of common shares outstanding plus common stock equivalents. Common stock equivalents are excluded from the calculation of diluted net loss per share when their effect is anti-dilutive.

Note 7:  Income Taxes

The Company account for income taxes pursuant to ASC Topic 740, “Income Taxes”. Under ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

Note 8:  Recent Accounting Pronouncements

The management of the Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 9: Going Concern

Management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to raise additional equity capital or be able to generate sufficient revenues to sustain its operations. The Company also intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital and to expand its operations.

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP), which contemplate continuation of the Company as a going concern.

The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 10:  Related -Party Transactions

Global Media Network USA, Inc,

Global Media Note) to Global Media Network USA, Inc is a corporation wholly owned be Dennis R. Alexander, chairman, chief executive officer president and director of the Company as of June 30, 20121.  During the years ended December 31, 2020, Global Media Network USA. Inc paid various invoices of the Company when the Company was unable to do so.  The total owed to Global Media Network, USA Inc for these advances is $17,700, which was unpaid as of June 30, 2021.

Dennis R. Alexander

Dennis R. Alexander is chairman, chief executive office, president and director of the Company as of June 30, 2021.  As of June 30, 2021 the Company owes him $ 2,765 for funds advanced to pay Company invoices.

Joanne M. Sylvanus

Joanne M Sylvanus is chief financial officer, secretary and director of the Company as of June 30 2021.  As of December 31, 2020 the Company owes her $ 2,550 for funds advanced to pay Company invoices.

Brian Kennedy

Brian Kennedy is a director of the Company as of June 30, 2021.  As of December 31, 2020 the Company owes   him $1,532 for funds advanced to pay Company invoices.

11)    Convertible Notes Payable

The Company has issued notes to the following companies where the debt is convertible to common stock when the lender deems proper. There have been no conversions in recent years. Most of the below listed notes have passed the statute of limitations for collection procedures.

                                                Loan                     OriginalBalance            Accrued

       Name                               Dated                    Amount Dec 31, 2020     Interest

Osprey Capital   Feb201120,00020,00048,342

Brice ScheschukAug2012          100,000    100,000 83,333

Continental Equities       Jan201335,00017,870             22,813

Brice ScheschukApr2013                22,000             22,000             16,989

WHC CapitalMay201330,00030,00027,410

David RothApr201325,00025,00011,550

JMJ FinancialMay2013                59,00050,63533,292

WHC CapitalAug2013                72,000             15,08616,135

Hanover Holdings       May201347,500  3,55010,108

LG Capital                      Aug           201334,50034,500 19,759

JSJ Investments            Aug      2013                    25,000               25,000                   22,062

WHC Capital                  Aug      2013                         25,000               25,000 23,700

Asher Capital                  Oct      2013                         25,000                15,995                 23,704

Asher CapitalFeb201425,000                22,500               10,893

Tidepool Investments  Mar204110,00010,000  6,788

Tidepool InvestmentsDec.2014             20,000               9,375               7,210

Tidepool Investments     Dec201412,50012,500               8,639

Tidepool InvestmentsMar2014                  7,500               7,500               5,538

IBC FundsMar201463,23418,711  7,485

Beauford CapitalMay201437,40030,00019,545

Revolution CapitalJun2014                75,00075,000             25,125

Redwood CapitalJun2014                44,000             44,00027,603

Redwood Capital                Jun2014           168,398           101,08375,425

Beauford Capital                May      2014           138,70043,244 21,345

KBM Worldwide               Apr         2014                     8,000                    8,000                    5,135

David Roth                        Aug        2011                  75,250                     75,250              223,393

Totals                        836,799               803,321

There were no conversions after December 31, 2015 on any of the above convertible notes and no payments made by the Company.

Accrued interest on the above notes at June 30, 2021 was $ 827,991.

Note 12: Derivative Liabilities

The Company evaluated the conversion feature embedded in the convertible notes to determine if such conversion feature should be bifurcated from its host instrument and accounted for as a freestanding derivative. Due to the note not meeting the definition of a conventional debt instrument because it contained a diluted issuance provision, the convertible notes were accounted for in accordance with ASC 815. According to ASC 815, the derivatives associated with the convertible notes were recognized as a discount to the debt instrument, and the discount is being amortized over the life of the note and any excess of the derivative value over the note payable value is recognized as additional expense at issuance date.

Further, and in accordance with ASC 815, the embedded derivatives are revalued at each balance sheet date and marked to fair value with the corresponding adjustment as a gain or loss on change in fair value of derivatives” in the consolidated statement of operations. As of June 30, 2021, the fair value of the embedded derivatives included on the accompanying consolidated balance sheet was $1,050,700. As of December 31, 2020, the fair value of the embedded derivatives included on the accompanying consolidated balance sheet was $1,050,700.

NOTE 13 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue an unlimited number of shares of common stock at a par value of $0.001.

NOTE 14 -SUBSEQUENT EVENTS

On July 16, 2021, the Company entered into a Joint Venture Agreement with Flowcrest Capital, LLC. (“FCC”) a Wyoming corporation which will among other terms, seek together acquisitions to be acquired by the Company and FCC equally, and financed primarily 70% by FCC in which each Joint Venturer will own and hold a 50 percent interest (the “Interest”) in the Venture as a Capital Account and is entitled to share in the Venture’s items of income, gain, loss, deduction, credit, and cash available for distribution pursuant to his Interest as described in this Agreement, such Interest to be subject to all of the terms and conditions of the formal effective Agreement.

MONDIAL VENTURES, INC.

Index to Condensed Consolidated Financial Statements

(Unaudited)

Page
Financial Statements:

Condensed Consolidated Balance Sheets at December 31, 2020 and December 31, 2019	F-2

Condensed Consolidated Statements of Operations for the year ended December 31, 2020 and December 31, 2019	F-3

Condensed Consolidated Statements of Stockholders’ Deficit for the year ended December 31, 2020 and December 31, 2019	F-4 - F-5

Condensed Consolidated Statements of Cash Flows for the year ended December 31, 2020 and December 31, 2019	F-6

Notes to Condensed Consolidated Financial Statements	F-7 - F-20

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

Mondial Ventures, INC. Balance Sheets
		December 31,	December 31,
		2020 (Unaudited)	2019 (Unaudited
ASSETS
Current assets:
Cash and cash equivalents		$ 150	$ 50
Receivable		-	-
Total current assets		150	50

TOTAL ASSETS		$ 150	$ 50

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$129,253	$126,853
Accrued expenses	49,895	49,895
Accrued Services	168,771	168,771
Accrued interest	803,320	705,359
Loan payable – related party	32,096	31,996
Notes payable	1,128,133	986,648
Convertible notes - net of discount of $10,891 and $10,891	825,908	825,908
Derivative liability	1,050,700	1,050,700
Total current liabilities	4,209,858	3,967,911

TOTAL LIABILITIES	4,209,858	3,967,911

Commitments and contingencies

Stockholders' deficit:

Preferred stock C $0.001 par value; 10,000,000 shares authorized, 1100,000 shares issued and outstanding	100	100
Common stock: $0.001 par value; 4,990,000,000 shares authorized, 2,055,025,753 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	1,976,026	1,976,026
Additional paid-in capital	6,392,942	6,392,942
Accumulated deficit	(12,578,776)	(12,336,979)
Total stockholders' deficit	(4,209,708)	(3,967,861)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 150	$ 50

(The accompanying notes are an integral part of these financial statements.)

Mondial Ventures, INC.

Statements of Operations (Unaudited)

Year Ended December Year Ended December 31, 31,
	2020	2019
Revenue	$ -	$ -

Operating expense:
Selling, general and administrative	2,400	2,400
Total operating expense	2,400	2,400

Loss from operations	(2,400)	(2,400)

Other expense:
Interest expense	(239,447)	(215,688)
Total other expense	(239,447)	(215,688)
Net loss	$ (241,847)	$ (218,088)

Loss per Common Share	$ (0.00)	$ (0.00)	$

Weighted average number of common shares outstanding - basic	2,007,559,703	2,007,559,703

(The accompanying notes are an integral part of these financial statements)

CANTECH HOLDIG, INC.

Statements of Cash Flows (Unaudited)

Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$ (218,088)	$ (241,847)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Increase (decrease in accounts payable	2,400	2,400
Increase (decrease) in interest payable	97,962	97,962
Net cash used in operating activities	100,362	100,362

Cash flows from financing activities
Cash provided from borrowing	117,726 141,485

Increase (decrease) in cash and cash equivalents	- -

Cash and cash equivalents at beginning of period	15050

Cash and cash equivalents at end of period	$ 150$ 50

Supplemental disclosure of cash flow information:
Interest paid in cash	$-$-
Income taxes paid in cash	$-$-

(The accompanying notes are an integral part of these financial statements.)

Mondial Ventures, INC.

Notes to Financial Statements (Unaudited)

NOTE 1 – Organization of the Company and Going Concern

The Company was incorporated in the state of Nevada May 29, 2002 as Mondial Ventures, Inc.

In December 2003, the Company owned a 100% interest, subject to a 2% net smelter returns royalty, in four mineral claims located in the Namaimo Mining Division of British Columbia.

Effective December 1, 2010, the Company increased its authorized common shares to 250,000,000 with a par value of $0.001, and authorized shares of blank check preferred stock, par value $0.001 per share.

On December 15, 2010 the claims related to the 100% interest owned in the British Columbia mineral claims expired.

On December 30, 2010, the Company completed a merger with Legacy Athletic Apparel, LLC, a Virginia limited liability company (Legacy) in a Merger Agreement dated December 14, 2010, by and between the Company and Legacy.  Pursuant to the Plan of Merger, Legacy merged into the Company, with the Company being the surviving entity (“the Merger”).  The transaction was accounted for using the purchase method of accounting.

On July 31, 2012, the Company purchased oil and gas assets and interests in the J.B. Tubb Leasehold Estate from EGPI Firecreek, Inc. The Company issued 14,000,000 shares of common stock to EGPI Firecreek, Inc. and the assumption of debt for 37.5% working interest and corresponding 28.125% net revenue interest in the oil and gas interests and pro rata oil and gas revenue and reserves in the North 40 plus additional right agreement for the South 40 of the J.B. Tubb Leasehold Estate, and for all depths below the surface to 8,500 ft. Also included are all related assets, fixtures, equipment, three well heads and three well bores.

On October 30, 2012 the Company entered into a Definitive Short Form Agreement with EGPI Firecreek, Inc. for development of 240 acre leases, reserves, three wells and equipment located in Callahan, Steven and Shackelford Counties, West Central Texas, which includes but is not limited to continuing negotiations to buy out 50% partner interests, due diligence, evaluation and preparation including an initial 3-D Seismic study reserve studies and roll over leases if necessary.  The agreement is non-binding and the parties intend to finalize the agreement by executing a Definitive Long Form Agreement in the future.  The parties had until November 6, 2012 to finalize this agreement but did not do so by that date.  Both parties are still interested in pursuing this transaction in the future.

Effective August 21, 2013, the Company increased its authorized common shares to 490,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

Effective October 2, 2013, the Company increased its authorized common shares to 1,490,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

On January 14, 2014, the Board of Directors, pursuant to its authority to create and establish provisions for new classes of preferred stock, approved the Certificate of Designations establishing a new Series C Preferred Stock and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Nevada on July 13, 2014 and effective as of January 14, 2014.  Some of the material terms for the new shares of Series C Preferred Stock include i) the number of shares constituting Series C preferred stock shall be two million (2,000,000) shares out of the total ten million preferred shares authorized by the Corporation, ii) the Series C preferred shall have a par value of $0.001 per share and shall be designated as "Series C Preferred Stock”, iii) each share of Series C preferred stock shall have 31,500 votes on the election of our Directors and for all other purposes, iv) each share of Series C preferred stock shall be strictly limited and not to be available for transfer or re sale unless authorized by a majority of a quorum of the Board of Directors in accordance with the Company’s Bylaws. For the full summary of the rights, powers and preferences of the Series C preferred shares please see information set forth in the Certificate of Designations attached on Exhibit 3.1 of an 8-K, Item 5.03, filed on January 15, 2014, incorporated herein by reference.

On January 27, 2014, the Company executed an Omnibus Agreement with EGPI, TWL Investments aLLC (“TWL”), and Thomas J. Richards (“TJR”) whereby EGPI delivered an Assignment and Bill of Sale (the “Assignment and Bill of Sale Agreement”) for transfer of i) an additional 12.5% Working Interest and corresponding 9.375% Net Revenue Interest in the North 40 acres of the J.B. Tubb Leasehold Estate/Amoco Crawar field and oil and gas interests, including all related assets, fixtures, equipment, three well heads, three well bores, and pro rata oil & gas revenue and reserves for all depths below the surface to at least 8500 ft. ii) 12.5% Working Interest and 9.375% corresponding Net Revenue Interest in the Highland Production Company No. 2 well-bore located in the South 40 acres of the J.B. Tubb Leasehold Estate/Amoco Crawar field, oil and gas interests, pro rata oil & gas revenues and reserves with depth of ownership 4700 ft. to 4900 ft in well bore and 3800 ft. to 4000 ft in well bore, and iii) interest in the Participation Agreement (Turnkey Drilling, Re Entry, and Multiple Wells) granting certain rights in and to interests for additional development in the J.B. Tubb Leasehold Estate.  In consideration for the additional working interest, the Company assumed $550,000 debt from EGPI.  The Assignment and Bill of Sale was retroactively effective on January 1, 2014.

On January 30, 2014 the Company reported in its Current Report on Form 8-K that the Financial Institution Regulatory Authority (FINRA) approved our Reverse Stock Split which became effective on Friday, January 31, 2014 (the “Effective Date”). On the Effective Date every fifteen hundred shares of the Company's common stock issued and outstanding was automatically combined into one issued and outstanding share of common stock. The financial statements were then restated such that the outstanding shares as if the reverse stock split on a 1:1,500 basis were effective at the period ended December 31, 2013. The new CUSIP number for the corporate action is 60921T205.

Effective on January 1, 2014, the Company delivered an Assignment and Bill of Sale agreement to Shale Corp. for transfer of its entire 50% of working interest and corresponding 37.50% net revenue interest in the North 40 acres of the J.B. Tubb Leasehold Estate.  In consideration, the Company received cash payment, liabilities to be assumed by Shale corp., and 47 million of Shale Corp's common stock.  Based on the 47 million common stock ownership, the Company became 67.14% owner of Shale Corp.

On March 25, 2014, Boomerang Oil, Inc. (formerly 0922327 B.C. Ltd.) entered into acquisition agreement with Shale Corp to acquire all issued and outstanding Shale Corp shares.  Pursuant to the acquisition agreement, Boomerang issued 70,000,000 of its common stock to acquire all of Shale Corp's issued and outstanding shares on a 1 to 1 basis.  Subsequent to the share exchange, Shale Corp became Boomerang's wholly owned subsidiary.  Immediately after the share exchange, Shale Corp amalgamated with Boomerang's wholly owned subsidiary 2301840 Ontario, Inc. to form a new subsidiary subsequently named as 1913564 Ontario, Inc.  As a result of the share exchange, the Company, which owned 47 million of Shale Corp immediately prior to the share exchanges, became 66.17% owner of the consolidated entity of Boomerang Oil, Inc. and 1913564 Ontario, Inc.

On June 11, 2015 the Company and certain preferred shareholders entered into an Agreement and Plan of Merger with EZTicket Live, Inc., a Nevada corporation and certain majority shareholders of EZTicket. EZTicket is an online ticketing system that offers a simple solution to event ticketing, using innovative point-of-sale software. The Merger Agreement sets forth its then plan to merge into a wholly-owned subsidiary of the Company and thus become a wholly-owned subsidiary of the Company. The closing of the Merger Agreement terms were then conditioned on the completion of several corporate actions, including the consolidation of outstanding debt of the Company, the filing of all required annual and quarterly filings, the payment of certain debts of the Company.

On July 15, 2015, the Company extended the termination date, to accommodate the terms of closing, regarding the June 11, 2015 entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On August 19, 2015, the Company increased its authorized common shares to 4,990,000,000 with a par value of $0.001, and with its current 10,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.

On September 30, 2015, the Company extended the termination date, to accommodate the terms of closing, regarding the June 11, 2015 entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On December 1, 2015, the Company extended the termination date, to accommodate the terms of closing, regarding the June 11, 2015 entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On January 12, 2016, the Company’s majority owned subsidiary Boomerang Oil, Inc. (“BOI”) and management then acting on behalf of BOI filed an application for Issuance of Management Cease Trade Order Ontario Securities Commission a formal application for a management cease trade order (MCTO) in connection with the Company’s anticipated failure to file its audited financials and accompanying management disclosure and analysis for the year ended September 30, 2015. The application was accepted granting 60 day extension therefrom however BOI failed to bring its filings current and received a Cease Trading Order (”CTO”) from the Canadian Securities Exchange with also subsequently effected its dual listing on Frankfurt Exchange.

On February 19, 2016, the Company extended the termination date to April 30, 2016, to accommodate the terms of closing, regarding the June 11, 2015, entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On May 1, 2016, and for approximately two years thereafter the Company and EZTicket Live, Inc., worked in good faith together extending the termination date to accommodate the terms of closing, regarding the June 11, 2015, entry into the Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation.

On December 15, 2016, the Company entered into an Expense/Revenue Share Agreement between Solutions 001 Management Corp. Inc., Mondial Ventures Inc and EZ TicketLive LLC. The purpose was to provide up to $400,000 initial finance to assist the Companys Agreement and Plan of Merger with EZTicket Live, Inc. and its proposed growth needs and operations.

In approximately August of 2017 the principal offices of the Company moved to 5423 E. Piping Rock Road, Scottsdale, Arizona 85254.

On September 19, 2017, the Company filed a certification and notice of termination of registration under Section 12(G) of the Securities Exchange Act of 1934 or suspension of duty to file reports under Sections 13 and 15(D) or the Securities Exchange Act of 1934.

On September 26, 2018, the Company or its nominee along with its majority owned subsidiary BOI entered into a Business Agreement with CS/9, Inc. a Province of Ontario Canadian based financial advisory services company. This was for the purpose of providing a loan to BOI in the amount of CDN $100,000.00 to have its CTO lifted. Part of the terms of the agreement included return of the Company or its nominee (Global Media Network USA, Inc. acting as nominee as of April 17, 2021) majority owned shares held in BOI to the BOI treasury by its transfer agent when required and then canceled. The benefits to the Company would through this Business Agreement ultimately has led to a beneficial reduction and extinguishment of Company debt in the amount of eight hundred sixty thousand seven hundred seventy two  ($860,772) dollars see subsequent events.

On October 24, 2018, the Company domesticated in Texas via filing Articles of Merger where DFWMA, Inc. (Survivor) merged with Mondial Ventures, Inc. the Company, with the surviving Company changing its name to Mondial Ventures, Inc. The Company at the time of merger and thereafter at its next annual meeting appointed and confirmed two officers and directors, both related parties, Dennis R Alexander, Chairman, Director, CEO, President, and Joanne M. Sylvanus, Director, Chief Financial Officer, Secretary and Treasurer.

In approximately late 2018 and 2019 due to nonperformance and further confirmed later notification received that the CEO of EZTicket Live, Inc. had passed, the Company concluded and deemed necessary the Agreement terminated in accordance with Article 7 and Section 7.3 thereunder, of the Agreement and Plan of Merger dated June 11, 2015, between the Company and EZTicket Live, Inc., a Nevada corporation and certain majority shareholders of EZTicket. The Company also acknowledged termination and or abandonment of the December 16, 2016, Expense/Revenue Share Agreement between Solutions 001 Management Corp. Inc., Mondial Ventures Inc and EZ TicketLive LLC.

On April 17, 2021, the Company (“Assignor”) entered into an assignment agreement with Global Media Network USA, Inc. (“Assignee”) whereby it irrevocably and unconditionally assigned, transferred and conveyed to Assignee all of Assignor’s rights, title and interest in the Assigned Interests in Boomerang Oil, Inc.

On July 16, 2021, the Company entered into a Joint Venture Agreement with Flowcrest Capital, LLC. (“FCC”) a Wyoming corporation which will among other terms, seek together acquisitions to be acquired by the Company and FCC equally, and financed primarily 70% by FCC in which each Joint Venturer will own and hold a 50 percent interest (the “Interest”) in the Venture as a Capital Account and is entitled to share in the Venture’s items of income, gain, loss, deduction, credit, and cash available for distribution pursuant to his Interest as described in this Agreement, such Interest to be subject to all of the terms and conditions of the formal effective Agreement.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated revenues from operations. Since inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring startup costs and expenses. As a result, the Company incurred net losses to December 31, 2020 of $12,578,776. In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management is planning to raise necessary additional funds for working capital through loans and additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited financial statements of Mondial Ventures, Inc. as of December 31, 2020, and December 31, 2019, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2020, as filed with the Securities and Exchange Commission as part of the Company's Form 10-K. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Accounting estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Mondial Ventures, Inc.

Notes to Financial Statements (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less. The carrying value of these investments approximates fair value.

Fair Value Measurement

Pursuant to ASC 820, the Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. ASC 820 also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes the following three levels of inputs that may be used:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In accordance with ASC 820, the following table represents the Company's fair value hierarchy for its financial assets and (liabilities) measured at fair value on a recurring basis as of September 30, 2015:

Level 1 Level 2 Level 3 Total

Liabilities

Derivative liabilities$-$-$1,050,700$        1,050,700

Total Liabilities$-$-$1,050,700$        1,050,700

There were no changes in the fair value of the Company’s Level 3 financial liabilities (derivative liabilities) for the years ending December 31, 2020 and 2019.

Mondial Ventures, Inc.

Notes to Financial Statements (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The following is a description of the valuation methodologies used for these items:

Derivative liability — these instruments consist of certain of our notes which are convertible based on a discount to the market value of our common stock. These instruments were valued using pricing models which incorporate the Company’s stock price, volatility, U.S. risk free rate, dividend rate and estimated life.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of our notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money).

There were no changes in the basic and diluted net loss per share for the years ending December 31, 2020 and 2019.

The weighted average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Convertible promissory notes                                                                                                                                                 $          836,799      $           836,799

Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion or will have a significant impact on its financial statements.

Mondial Ventures, INC.

Notes to Financial Statements (Unaudited)

NOTE 3 – CONVERTIBLE NOTES PAYABLE

The Company has issued notes to the following companies where the debt is convertible to common stock when the lender deems proper. There have been no conversions in recent years. Most of the below listed notes have passed the statute of limitations for collection procedures.

                                                Loan                     OriginalBalance            Accrued

       Name                               Dated                    Amount Dec 31, 2020     Interest

Osprey Capital   Feb201120,00020,00048,342

Brice ScheschukAug2012           100,000           100,000             83,333

Continental Equities       Jan201335,00017,870             22,813

Brice ScheschukApr2013                22,000             22,000             16,989

WHC CapitalMay201330,00030,00027,410

David RothApr201325,00025,00011,550

JMJ FinancialMay2013                59,00050,63533,292

WHC CapitalAug2013                72,000             15,08616,135

Hanover Holdings          May201347,500  3,55010,108

LG Capital                      Aug      201334,50034,500 19,759

JSJ Investments              Aug      2013                  25,000               25,000               22,062

WHC Capital                  Aug      2013                  25,000               25,000 23,700

Asher Capital                  Oct      2013                   25,000                15,995               23,704

Asher CapitalFeb201425,000                22,500               10,893

Tidepool Investments  Mar204110,00010,000  6,788

Tidepool InvestmentsDec.2014             20,000               9,375               7,210

Tidepool Investments     Dec201412,50012,500               8,639

Tidepool InvestmentsMar2014                  7,500               7,500               5,538

IBC FundsMar201463,23418,711  7,485

Beauford CapitalMay201437,40030,00019,545

Revolution CapitalJun2014                75,00075,000             25,125

Redwood CapitalJun2014                44,000             44,00027,603

Redwood Capital           Jun2014           168,398           101,08375,425

Beauford Capital            May      2014           138,70043,244 21,345

KBM Worldwide            Apr      2014                    8,000                 8,000                  5,135

David Roth                     Aug      2011                  75,250               75,250              223,393

Totals                        836,799               803,321

There were no conversions after December 31, 2015 on any of the above convertible notes and no payments made by the Company.

Accrued interest on the above notes at December 31, 2020 was $ 803,321.

MONDIAL VENTURES, INC

Notes to Financial Statements

December 31, 2020

4. Derivative Liabilities

The Company evaluated the conversion feature embedded in the convertible notes to determine if such conversion feature should be bifurcated from its host instrument and accounted for as a freestanding derivative. Due to the note not meeting the definition of a conventional debt instrument because it contained a diluted issuance provision, the convertible notes were accounted for in accordance with ASC 815. According to ASC 815, the derivatives associated with the convertible notes were recognized as a discount to the debt instrument, and the discount is being amortized over the life of the note and any excess of the derivative value over the note payable value is recognized as additional expense at issuance date.

Further, and in accordance with ASC 815, the embedded derivatives are revalued at each balance sheet date and marked to fair value with the corresponding adjustment as a gain or loss on change in fair value of derivatives” in the consolidated statement of operations. As of December 31, 2020, the fair value of the embedded derivatives included on the accompanying consolidated balance sheet was $1,050,700. As of December 31, 2019, the fair value of the embedded derivatives included on the accompanying consolidated balance sheet was $1,050,700.

5, Related party Transactions

Global Media Network USA, Inc,

Global Media Note) to Global Media Network USA, Inc is.a corporation wholly owned be Dennis R. Alexander, chairman, chief executive officer president and director of the Company as of March31, 2013.  During the years ended December 31, 2013 and 2014, Global Media Network USA. Inc  paid various invoices of the Company when the Company was unable to do so.  The total owed to Global Media Network, USA Inc for these advances is $17,700, which      was unpaid as of December 31, 2020.

Dennis R. Alexander

Dennis R. Alexander is chairman, chief executive office, president and director of the Company as of March 31, 2013.As of December 31, 2020

the Company owes him $ 10,314   for funds advanced to pay Company invoices.

Joanne M. Sylvanus

Joanne M Sylvanus is chief financial officer, secretary and director of the Company as of March 31 2013.  As of December 31, 2020    the Company owes her $ 2,550 for funds advanced to pay Company invoices.

Brian Kennedy

  Brian Kennedy is a director of the Company as of March 31, 2013.  As of December 31, 2020 the Company owes   him $1,532

  for funds  advanced to pay Company invoices.

MONDIAL VENTURES, INC.

Notes to Financial Statements (Unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue an unlimited number of shares of common stock at a par value of $0.001.  There has been no transactions that affect stockholder’s equity in the years covered by this report.

NOTE 7-SUBSEQUENT EVENTS

On April 1, 2021 the Company as one party entered into a debt cancellation agreement with aTWL Investments, LLC., Thomas Richards, a natural person and Larry Trapp a natural person which effectively cancels and extinguished eight hundred sixty thousand seven hundred seventy-two dollars ($860,772) dollars in total debt off the Company’s consolidated books which will reduce the Company’s current liability debts in 2021.

On April 29, 2021 Alpharidge Capital, LLC. filed an application, Case No. A-21-833563-C Dept. No. 8, with the Court for petitioner appointment of custodian of the Company claiming in part the Company had abandoned its business and other failures associated thereto [MNRS 78.347(1)(b)].  Further on May 20,021, Case No. A-21-833563-C Dept. No. 8 petitioner Alpharidge Capital filed in addition an ex parte application for temporary restraining order (TRO) and motion for preliminary injunction where the Company, the transfer agent for the Company, or any other shall be enjoined from issuing, selling or transferring new shares of the Company, or permitting the conversion of shares until further order of this court. On June 10, 2021 the Court ordered the application denied and be dismissed based primarily on lack of jurisdiction. The Court further ordered the TRO be quashed immediately. As of June 21, 2021 the Company considers the case determined dismissed and TRO quashed subject to any appeal. On June 26, 2021 upon careful review of the motions, and the record, the Court found good cause to grant Mondial’s motion to dismiss. The appeal period ended on July 29, 2021 and there has been no further action.

On May 1, 2021, the Company entered into an Advisory Service Agreement with Infinity Global Consulting Group, Inc. Some of the material terms include: $10,000 for one-time expenses, set up costs and first month’s retainer, and $5,000 per month, due every 30 days for the remaining eleven months of the contract. The contract has roll over provisions for additional term(s) unless 30 days written notice by the company is given.

On June 1, 2021, the Company entered into new month-to-month consulting agreements with i) Global Media Network USA, Inc. which provides the services of Dennis R Alexander, CEO, and ii) Joanne M. Sylvanus CFO, Secretary and Treasurer at the rates initially of $6,000 and $2,000 per month plus expenses to be approved in writing, respectively, and further to be reviewed quarterly for expected cost increases and adjustments.

Effective May 17, 2021 the Company filed notice for Private Placement Memorandum Rule 506(b) of Regulation D with the Securities and Exchange Commission and is considered a “safe harbor” under Section 4(a)(2). The Company has filed its notice to raise up to $1,000,000 in capital over the next year commencing with initial proceeds of $100,000 USD.

On July 16, 2021, the Company entered into a Joint Venture Agreement with Flowcrest Capital, LLC. (“FCC”) a Wyoming corporation which will among other terms, seek together acquisitions to be acquired by the Company and FCC equally, and financed primarily 70% by FCC in which each Joint Venturer will own and hold a 50 percent interest (the “Interest”) in the Venture as a Capital Account and is entitled to share in the Venture’s items of income, gain, loss, deduction, credit, and cash available for distribution pursuant to his Interest as described in this Agreement, such Interest to be subject to all of the terms and conditions of the formal effective Agreement.